POWER OF ATTORNEY
Each person whose signature appears below hereby appoints Linda Hohn, Thomas McGeehan and Larry A. Frakes, and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign, for such person and in such person's name and capacity indicated below, any and all amendments to the registration statements (including post-effective amendments), and any registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, in connection with the registration under the Securities Act of 1933, of securities of the registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, the registration statements have been signed by the following persons in the capacities and on the dates indicated.

Signature	          Title	                        Date

/s/ Saul A. Fox	         Chairman and Director	        July [2], 2010